UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 6, 2011
The Empire Sports & Entertainment Holdings Co.
(exact name of registrant as specified in its charter)

Nevada	333-171925	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Greene Street Suite 403 New York, NY	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-6193

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry Into a Material Definitive Agreement

On May 6, 2011, The Empire Sports & Entertainment Holdings Co. (the “Company”) completed a private offering of common stock to accredited investors (the “Investors”).  The Company accepted subscription agreements (the “Subscription Agreements”) for an aggregate of 410,000 shares of the Company’s restricted common stock, par value $0.0001 (“Common Stock”).  Pursuant to the Subscription Agreements, the purchase price for each share of Common Stock was $0.60 per share and the aggregate purchase price was $246,000.

Item 3.02    Unregistered Sales of Equity Securities

As described in Item 1.01 above, which information that is require to be disclosed under this Item 3.02 is hereby incorporated by reference into this Item, on May 6, 2011, the Company issued and sold 410,000 shares of restricted Common Stock.  The 410,000 shares were issued and/or sold only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to Regulation S promulgated under the Securities Act, were not registered under the Securities Act or the securities laws of the any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506), under the Securities Act and corresponding provisions of state securities laws.

Item 9.01    Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description
99.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2011

The Empire Sports & Entertainment Holdings Co.

By:	/s/ Sheldon Finkel
Sheldon Finkel
Chief Executive Officer

EXHIBIT INDEX
Exhibit
Number	Description
99.1	Form of Subscription Agreement